Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111541, 333-119410 and 333-121965) of Compass Minerals International, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Kansas City, Missouri
March 16, 2005